UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 20, 2007
Dana Corporation
(Exact name of registrant as specified in its charter)

Virginia	1-1063	34-4361040

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

4500 Dorr Street, Toledo, Ohio	43615

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (419) 535-4500
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
     Dana Corporation (Dana) and certain of its subsidiaries (collectively, the Debtors) are operating under Chapter 11 of the United States Bankruptcy Code (the Bankruptcy Code). The Debtors’ Chapter 11 cases (collectively, the Bankruptcy Cases) are pending in the United States Bankruptcy Court for the Southern District of New York (the Bankruptcy Court), where they have been consolidated under the caption In re Dana Corporation, et al., Case No. 06-10354 (BRL).
     As previously reported, the Debtors have filed a motion with the Bankruptcy Court seeking an order approving and authorizing, among other things, an investment agreement between Dana and Centerbridge Capital Partners, L.P. (Centerbridge), which agreement was expected to be finalized by July 19, 2007. Information about the proposed investment agreement and related agreements may be found in Dana’s Form 8-K reports filed on July 6 and July 10, 2007.
     Dana and Centerbridge have now agreed to extend the time for signing the investment agreement until July 23, 2007.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dana Corporation (Registrant)
Date: July 20, 2007	By:	/s/ Marc S. Levin
Marc S. Levin
Acting General Counsel and Acting Secretary

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